Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

Morris Plains, N.J., June 11, 2018 — Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”), a leading biopharmaceutical company in the area of antibody-drug conjugates (ADC), today announced that it has commenced an underwritten public offering of $275,000,000 of shares of its common stock. In addition, Immunomedics expects to grant the underwriters a 30-day option to purchase up to an aggregate of an additional $41,250,000 of shares of common stock sold in connection with the offering at the public offering price.

Immunomedics intends to use the net proceeds from the proposed offering for the acceleration of the clinical development program of sacituzumab govitecan, manufacturing process improvements as well as for working capital and general corporate purposes.

Morgan Stanley, Cowen and Jefferies are acting as book-running managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 that Immunomedics filed with the Securities and Exchange Commission on June 11, 2018 and that became effective upon filing. A preliminary prospectus supplement and the accompanying prospectus relating to this offering are being filed with the SEC and will be available at the SEC’s website located at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (631) 274-2806, and Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer and other serious diseases. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

~ more ~

Cautionary note regarding forward-looking statements

Investors are cautioned that statements in this press release regarding the intention, completion, timing and option relating to the proposed public offering constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Immunomedics will be able to complete the proposed public offering. Additional information on risks facing Immunomedics can be found under the heading “Risk Factors” in Immunomedics’ periodic reports, including its annual report on Form 10-K and quarterly reports on Form 10-Q, and in the preliminary prospectus supplement relating to the proposed offering to be filed with the Securities and Exchange Commission, each available on the SEC’s web site at www.sec.gov. Immunomedics expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

For More Information:

Investors:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

For Media Inquiries:

media@immunomedics.com